SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 Current Report

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                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

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      Date of Report (Date of earliest event reported): October 2, 1997

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                           SOS Staffing Services, Inc.
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             (Exact name of registrant as specified in its charter)




         Utah                            0-26094                   87-0295503 .
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(State or other jurisdiction of    (Commission File No.)         (IRS Employer
     incorporation)                                          Identification No.)




                             1415 South Main Street
                          Salt Lake City, Utah 84115 .
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          (Address of principal executive offices, including zip code)




                                (801) 484-4400 .
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              (Registrant's telephone number, including area code)


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                                TABLE OF CONTENTS


                                                                            Page
Item 2. Acquisition or Disposition of Assets                                3


Item 7.     Financial Statements and Exhibits                               3


SIGNATURES                                                                  4















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Item 2. Acquisition or Disposition of Assets,

     Pursuant to an agreement entered into on October 2, 1997 to be effective October 27, 1997, SOS Staffing Services, Inc. (the "Company") completed the acquisition of certain assets and substantially all of the business operations of Century Personnel, Inc. and M.A. Jones Enterprises, Inc. ("Century"). Century specializes primarily in commercial staffing, with other divisions dedicated to information technology staffing and executive search/permanent placement in high-level professional occupations in Kansas and Missouri. The assets purchased from Century consist principally of office furniture and equipment, customer lists, employee lists, and goodwill used in Century's staffing business. The Company will use the assets purchased in the operation of its business.

     The purchase price consists of initial purchase payment of approximately $14.9 million plus two earnout payments payable within 45 days of each of the first and second anniversaries of the closing date of the Century acquisition. The amount of the intital purchase payment is subject to reduction in the event an audit of Century's financial statements result in adjsutments to the financial statements provided to the Company at the time of executing the Century Agreement. The amount of the earnout payments will be based upon the earnings beforme interest and taxes generated by Century's business operations during the two one-year periods following the closing. The Century Agreement provides that the aggregate purchase price payable by the Company shall not exceed $25 million. In connection with the purchase, the Company assumed real property leases, certain contracts, and entered into noncompetition agreements with previous owners. The purchase price for the assets and business was determined in arms'-length negotiations conducted by principals of the Company and representatives of Century. There was no material relationship between the owners of Century and the Company or any of its affiliates, any director or officer of the Company, or any associate of any such director or officer.

     The funds required to pay for the assets and business operations pursuant to the Agreement will be derived form an equity offering or from borrowings under the Company's line of credit.

Item 7. Financial Statements and Exhibits

      (a) Financial statments of business acquired
               As of the date of this filing, it is not prictical to provide financial statements. The Company intends to file an amended Form 8K, which will include such financial statements not later than December 16, 1997.

      (b) Pro forma financial information
               As of the date of this filing, it is not prictical to provide pro forma financial information. The Company intends to file an amended Form 8K, which will include such pro forma financial information not later than December 16, 1997.

      (c)    Exhibits

            2.1 Acquisition agreement
              The acquisition agreement will be included in an amended Form 8K to be filed no later than Decmeber 16, 1997.

            99.1 Press Release dated October 2, 1997

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                                   SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereto duly authorized.




                                    SOS STAFING SERVICES, INC.


                                    \S\  Gary B. Crook
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                                  Gary B. Crook
                                    Vice President, Chief Financial Officer
                                  and Treasurer


Date: October 8, 1997


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